July 16, 2002

Securities and Exchange Commission
Washington, D.C.  20549

RE:  Telebyte, Inc.
     Commission File No. 0-11883

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Telebyte, Inc. dated July 16, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ Grant Thornton

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